Exhibit 5.1

Reply to: Reno

April 1, 2008

SulphCo, Inc.
4333 W. Sam Houston Pkwy. N.
Suite 190
Houston, TX 77043

Re: Registration Statement - Form S-8

Ladies and Gentlemen:

We have acted as special counsel to SulphCo, Inc., a Nevada corporation (the "Company"), in connection with the Registration Statement on Form S-8 (the "Registration Statement") filed with the Securities and Exchange Commission under the Securities Act of 1933 (the "1933 Act") for the registration of 2,250,000 shares of the Company's Common Stock, par value $.001 per share (the "Shares"), which may be issued from time to time to certain employees, directors and consultants of the Company in connection with the Company's 2008 Omnibus Long-Term Incentive Plan (the "Plan").

You have requested our opinion as to the matters set forth below in connection with the Registration Statement. For purposes of rendering that opinion, we have examined the Registration Statement, the Company's Articles of Incorporation, as amended, and Bylaws, as amended, and the corporate action of the Company that provides for the issuance of the Shares, and we have made such other investigation as we have deemed appropriate. We have examined and relied upon certificates of public officials and, as to certain matters of fact that are material to our opinion, we have also relied upon the representations and warranties of the Company contained in those certain documents included as Exhibits to the Registration Statement and on a certificate of an officer of the Company, a copy of which is attached to this letter of opinion. In rendering our opinion, we have also made the assumptions that are customary in opinion letters of this kind. We have not verified any of those assumptions.

Sulphco, Inc.
Page
April 1, 2008

Our opinion set forth below is limited to the laws of the State of Nevada, including reported judicial decisions interpreting those laws.

Based upon and subject to the foregoing, it is our opinion that the Shares are duly authorized for issuance by the Company and, when issued in accordance with the terms of the Plan, will be validly issued, fully paid, and nonassessable.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement. In giving our consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the 1933 Act or the rules and regulations thereunder.

Sincerely,

/s/ McDonald Carano Wilson LLP
McDONALD CARANO WILSON LLP

SULPHCO, INC.
OFFICER'S CERTIFICATE TO COUNSEL

The undersigned, Stanley W. Farmer, Vice President and Chief Financial Officer of SulphCo, Inc., a Nevada corporation (the "Company"), is delivering this Officer's Certificate to McDonald Carano Wilson LLP ("Counsel") in connection with the legal opinion to be rendered by Counsel as of April 1, 2008 (the "Opinion"), with respect to that certain Registration Statement on Form S-8 (the "Registration Statement")to be filed with the Securities and Exchange Commission for the registration of 2,250,000 shares of the Company’s Common Stock, par value $.001 per share (the "Shares"), which may be issued from time to time to certain employees, directors and consultants of the Company in connection with the Company’s 2008 Omnibus Long-Term Incentive Plan (the “Plan”). Any term which is not defined herein shall have the meaning set forth in the Opinion.

The undersigned, on behalf of the Company, expressly directs Counsel to issue the Opinion, and, in that connection, the undersigned, to the extent necessary to permit the issuance of the Opinion, hereby waives any attorney-client privilege, right of confidentiality or conflict of interest that might otherwise render the issuance of the Opinion improper. The undersigned, on behalf of the Company, further acknowledges that Counsel is authorized and entitled to rely upon this Certificate and the truth, accuracy, and completeness of this Certificate in issuing the Opinion.

The undersigned, on behalf of the Company, hereby certifies to Counsel as follows:

1.
The Company has delivered to Counsel photocopies of the Registration Statement and certain documents attached as Exhibits to the Registration Statement, which are the true, correct and complete photocopies of the originals of such documents as of the date of this Certificate, and such documents have not been amended, restated or otherwise modified in any manner.

2.
The Company's Articles of Incorporation, as amended, and Bylaws, as amended, are in full force and effect as of the date of this Certificate, and neither of the foregoing documents have been amended, restated, or otherwise modified.

3.	The Plan has been approved by the Board of Directors of the Company and by a majority of the stockholders of the Company.

4.
To the extent that the number of authorized shares of the Company needs to be increased in order to issue Shares under the Plan, the Company shall obtain the necessary approvals and perform all acts necessary under applicable laws for such increase of authorized shares before any such issuance.

5.	There is no other instrument or document executed by or binding on the Company that modifies, amends, qualifies, or restates the Company's Articles of Incorporation or Bylaws.

6.
The Company's Annual Report on Form 10-K filed with the SEC on March 12, 2008 contains accurate, true, and complete descriptions of the number of authorized and issued and outstanding shares of common stock of the Company as of said date.

7.	As of the date hereof, the authorized common stock of the Company consists of 110,000,000 shares, of which 80,848,416 are issued and outstanding.

8.
To my knowledge, the Company has complied with all securities laws, “blue sky” laws, securities regulations and/or securities rules, to the extent applicable, in connection with the issuance of the common stock comprising the Shares.

IN WITNESS WHEREOF, the undersigned hereby executes and delivers this Certificate to Counsel as of April 1, 2008.

SulphCo, Inc., a Nevada corporation

By:	/s/ Stanley W. Farmer
Stanley W. Farmer Vice President and Chief Financial Officer